UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 18, 2012
NARNIA CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-52747	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Jindi Garden, Boyage, Xihu District, Hangzhou, Zhejiang, China
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		011 86 1358 841 1118
China Forest Energy Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 18, 2012, the Nevada Secretary of State accepted for filing of a Certificate of Amendment to our Articles of Incorporation to change our name from China Forest Energy Corp. to Narnia Corp. and to decrease our authorized capital from 900,000,000 to 400,000,000 shares of common stock, par value of $0.00001.  Our preferred stock will remain unchanged.  The Certificate of Amendment is attached to this Current Report as Exhibit 3.1

The name change and the decrease of our authorized capital were approved on November 18, 2011 by 54.25% of the holders of our common stock by way of a written consent resolution.  Our definitive Schedule 14C, Information Statement, was filed on December 6, 2011.

The amendments are currently in review with the the Financial Industry Regulatory Authority (“FINRA”) and the U.S.  Securities and Exchange Commission.  We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NARNIA CORP.
/s/ DR. HONGXIAO ZHANG
Dr. Hongxiao Zhang
President, CEO and Director

Date:	January 23, 2012